Exhibit 99.1

P R E S S R E L E A S E

For Immediate Release:	Contact:
Mollie Condra, Ph.D.
HealthStream
(615)-301-3237
mollie.condra@healthstream.com

HealthStream to Acquire HealthLine Systems

NASHVILLE, Tennessee (February 13, 2015) – HealthStream (NASDAQ: HSTM), a leading provider of workforce development and research/patient experience solutions for the healthcare industry, announced today that it has entered into a definitive agreement to acquire San Diego-based HealthLine Systems, Inc.

Highlights:

•	HealthStream to acquire HealthLine Systems, Inc. for approximately $88 million in cash

•	Acquisition is accretive to the overall financial profile of the Company, including its earnings, cash flow, and EPS on a pro forma basis before taking into account GAAP required deferred revenue write-down of acquired balance

•	Adds market-leading products for credentialing, privileging, quality management, and contact center optimization

•	HealthStream senior executive, Michael Sousa, selected to serve as President for the Company’s new healthcare provider credentialing, privileging, and enrollment business following the acquisition

•	Upon the closing of this transaction, HealthStream will maintain HealthLine’s San Diego office

HealthStream’s innovative approach to talent management supports healthcare organizations’ need to manage their workforce along multiple dimensions, including the management of their qualifications and competencies. The acquisition of HealthLine Systems will enable HealthStream to provide an expanded solution set for both of these needs.

“With the acquisition of HealthLine Systems and their market-leading products for credentialing healthcare professionals, we add a distinctive set of capabilities designed to meet the unique needs of healthcare organizations,” said Robert A. Frist, Jr., Chief Executive Officer, HealthStream. “By expanding this healthcare-specific area of our talent management offering, HealthStream will provide a complete source for provider data management, streamlining the credentialing, privileging, and provider enrollment processes with powerful task automation and workflow management tools.”

Hospitals are responsible for ensuring the highest quality of care possible for patients and, therefore, credentialing is mandatory. Credentialing is the process by which hospitals evaluate and verify the qualifications of their healthcare providers to ensure that each practitioner possesses the necessary qualifications to provide medical services to patients. Once a practitioner is credentialed, the hospital will assess his/her competence in a specific

HealthStream, Inc.  —  209 10th Avenue South, Suite 450  —  Nashville, Tennessee 37203  —  615-301-3100  —  www.healthstream.com area of patient care through a process known as privileging. The Joint Commission requires ongoing, periodic assessments of practitioners’ competencies and performance for maintaining accreditation. CMS requires credentialing and privileging for Medicaid and Medicare reimbursement. Hospital and health systems’ Medical Affairs Office generally oversees the credentialing, privileging, and re-credentialing processes. The acquisition of HealthLine brings products to HealthStream that support every step of these processes.

As their flagship product, HealthLine’s Echo™ is a leading, installed or SaaS-based solution to support the credentialing process, eliminating paper-based tasks, providing primary source verification sites, helping to meet OPPE/FPPE compliance, improving workflow, and efficiently accessing hundreds of reports. Joint Commission, NCQA, and URAC requirements are readily met through the automated credentialing capabilities of Echo. Over 1,000 healthcare facilities have implemented and are currently using Echo to manage, validate, and analyze provider data.

Following the closing of this transaction, HealthStream intends to combine HealthLine with its SyMed business to form a new, rebranded company, maintaining offices in San Diego, California and Brentwood, Tennessee. HealthStream’s SyMed OneApp™ application automates the paper-intensive, time-consuming tasks involved in credentialing and requesting enrollment in a health insurance network for physicians, nurse practitioners, and other healthcare providers. Products from HealthLine will combine with our SyMed solutions to comprise this expanded area of HealthStream’s business.

Michael Sousa will assume the role of President of HealthStream’s credentialing, privileging, and provider enrollment business. Mr. Sousa has served as HealthStream’s Senior Vice President, Business Development since June 2014. He previously served as HealthStream’s Senior Vice President, Sales where he re-engineered and led the HealthStream sales teams into an integrated, high-performing sales organization. Earlier in his HealthStream tenure, he oversaw the design, launch, and growth of the HealthStream Strategic Accounts Program and HealthStream Professional Services, two successful initiatives. Prior to HealthStream, Mr. Sousa held several consulting positions, including as Associate Partner for IBM Business Consulting Services’ healthcare practice, as well as PWC Consulting and Coopers & Lybrand Consulting.

“The significant expansion of our credentialing and privileging solutions will add important capabilities to enable healthcare organizations to streamline administrative processes, ensure compliance, and optimize clinical outcomes by credentialing, privileging, and managing providers with enterprise-class functionality and validated, predictive data,” said Mr. Sousa. “I look forward to welcoming HealthLine’s customers and employees to HealthStream.”

“HealthLine Systems and HealthStream share a strong passion for supporting the healthcare workforce with solutions that, in turn, maximize the quality and delivery of healthcare,” said Dan Littrell, Chief Executive Officer, HealthLine Systems. “Together, a more comprehensive solution can be offered to the industry as our products are highly complementary for the healthcare workforce. Moreover, HealthStream has the positioning—like no one else—to further invest in and grow our products’ market presence. I am excited by the opportunities that this transaction will bring to our customers.”

The closing of the transaction is anticipated to occur in the first quarter and is subject to customary conditions, including the expiration or early termination of the waiting period applicable to the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Bailey Southwell & Co. served as an advisor to HealthStream on the transaction.

About HealthStream

HealthStream (NASDAQ: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of software-as-a-service (SaaS) solutions is contracted by, collectively, over 4.1 million healthcare employees in the U.S. for workforce development, training & learning management, talent management, performance assessment, and managing simulation-based education programs. Our research solutions provide valuable insight to healthcare providers to meet HCAHPS requirements, improve the patient experience, engage their workforce, and enhance physician alignment. Based in Nashville, Tennessee, HealthStream has additional offices in Laurel, Maryland, Brentwood, Tennessee, Pensacola, Florida, and Jericho, New York. For more information, visit http://www.healthstream.com or call 800-933-9293.

This press release contains forward-looking statements that involve risks and uncertainties regarding HealthStream. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. This information has been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. These forward-looking statements are based on a variety of assumptions that may not be realized, and which are subject to significant risks and uncertainties, including that the acquisition may not be consummated and that the anticipated financial and strategic benefits of the acquisition may not be realized, as well as risks and uncertainties referenced from time to time in the Company’s filings with the Securities and Exchange Commission.

####

3